NovaStar Financial
(NYSE-NFI)

JMP Securities Research Conference

March 7, 2006

Scott Hartman, CEO

Safe Harbor Statement

            Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size and frequency of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations;  the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; the impact of losses resulting from natural disasters; the impact of general economic conditions;
and the risks that are from time to time included in our filings with the SEC, including our Quarterly Report on
Form 10-Q, for the period ending September 30, 2005. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Production/Securitization
(In millions)

TRS Balance Sheet

	1/01/XX	3/30/XX	3/31/XX
Cash	$ 100	$ 10	$ 100
Loans	-	3,000	-
FAS 91 Capitalized Costs	-	30	-
Liabilities	-	2,970	-
Equity	100	70	100

TRS P&L

	3/30/XX	3/31/XX
Gain on Sale	-	30
G&A[1]	30	-
Net Income	(30)	30

[1] Direct origination costs are capitalized per FAS 91

REIT Balance Sheet

	3/30/XX	3/31/XX	3/31/XX
Cash	$ 100	$ 10	$ 70
Securities	-	90	90
Debt	-	-	60
Equity	100	100	100

$3 Bil of originations in quarter
2% COP - 1% Prem. (FAS 91) & 1% Ops.
99% Advance for Loans in Warehouse
102.00 Whole Loan Price
1% Over-collateralization

Cash/GAAP Income Flows
Origination through Securitization

NovaStar

Gain-on-Sale
(In millions)

	% of Principal	X	Principal	=	Gain
Whole-loan price	102.00		3,000		3,060
Capitalized Cost	(101.00)		3,000		(3,030)
Gain	1.00		3,000		30

Gain Calculation
(Sale Accounting Treatment)

NovaStar

Residual Valuation/Equity Investment
(In millions)

	% of Principal	X	Principal	=	Value
Whole-loan price	102.00		3,000		3,060
% Sold to Bond Investors	99.00		3,000		(2,970)
	3.00		3,000		90

Final Equity Investment	
Residual Asset	90
Debt	(60)
Equity Investment	30

Initial Residual Valuation
(Sale Accounting Treatment)

•

•

Cash Flow/Income Accrual
(In millions)

	Year 0	Year 1	Year 2	Year 3	Year 4	Year 5	Total
Basis	90	59	30	10	2	-	
Cash Flow	(90)	45	38	24	10	2	29
Income		14	9	5	2	0	29
NIM Basis	60	15	-	-	-	-	
Nim Cashflow	-	(45)	(15)	-	-	-	
NFI Cashflow	(30)	-	23	24	10	2	29

IRR/Discount/Accrual Rate = 15%

GAAP Interest Income
(Sale Accounting Treatment)

Interest income is accrued off of the residual asset’s accounting basis, given forecasted cash flows, at a rate equal to the IRR

Considered the “level yield” method

Capital Guidelines

NovaStar uses capital guidelines to determine the right
amount of leverage for the portfolio.

Capital is held based upon the riskiness of an asset and the method of financing.

Example – the cash flow structure of NIM financing is different than repo financing.

For mortgage securities financed with NIMs, our guidelines call for us to hold a cash reserve to cover dividends while the mortgage security cash goes to pay the NIM bonds.

For mortgage securities financed with repos or lines of credit, our capital requirements include a cushion for potential margin calls.
However, since cash is received currently, no reserve is required for future dividend payments.

Differences in Portfolio
Accounting and Sale Accounting

Portfolio Accounting

No non-cash gain – earnings follow cash better

Reserving for expected future losses

Securitizations aren’t quite as capital efficient – maybe
2% more capital (on loan balance)

May reduce ROE by a few percentages

Harder to finance securities

Less clarity on assumptions used

Not MTM

Excess inclusion income (probably not a big deal)

Balance sheet / income statement may be easier for
investors to understand???

Dividend Carry-over Analysis
(In millions)

Estimated 2005 REIT taxable income	$	285
Less: 2005 dividend declarations to date applied to 2005 taxable income		(76)
Estimated 2005 REIT taxable income remaining to be distributed	$	209

2006 Dividend Guidance

2006 Common Dividend of at Least $5.60 per Share

$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
Book Value per Diluted Share
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
Return on Equity
$8.50
$11.94
$12.49
$15.08
46.3%
31.5%
2002
2003
2004
2005
Book Value per Diluted share
Return on Common Equity

Historical
Book Value & ROE

Mortgage Banking
Environment

Intensely competitive

Pricing at or below cost to originate

Smaller players won’t survive

Volumes flat to down for many

Many are originating and “hoping” to make money

Race to lower costs (continues from 2005)

Whole loan prices seem like they are recovering a
little, but rates are up

Portfolio trends

Housing price appreciation – In 2005, effect on
credit performance outweighed higher interest
rates

Over time, ROA’s should come down to a
normalized range of 1.00% to 1.25%

Made a conscious decision to include more MI
in 2005 deals due to expected slowdown in
housing price appreciation

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